UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 19, 2015

Amedica Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-33624	84-1375299
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1885 West 2100 South Salt Lake City, UT	84119
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (801) 839-3500

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04 Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement.

On June 19, 2015, Amedica Corporation (the “Company”) received written notice from MG Partners II Ltd. (“Magna”) that an event of default has occurred with respect to that certain Securities Purchase Agreement, dated as of June 30, 2014, by and among the Company and Magna (the “Securities Purchase Agreement”) where under, among other items, the Company issued to Magna certain senior convertible notes in aggregate principal amount of $6,400,000 (the “Original Notes”) and that certain Amendment and Exchange Agreement, dated April 2, 2015 by and among the Company and Magna (the “Amendment Agreement”) where under, among other items, the Company issued to Magna new senior convertible notes in aggregate principal amount of $4,297,649.54 (the “Exchange Notes”) in exchange for the Original Notes. Descriptions of the Amendment Agreement, the Securities Purchase Agreement and the Original Notes and the Exchange Notes are contained in the Company’s Current Reports on Form 8-K filed with the SEC on April 2, 2015 and on July 1, 2014, which reports are incorporated herein by reference.
Magna has alleged in the Notice of Default that it has recently been made aware that certain of the representations and warranties made by the Company in the Amendment Agreement and the Securities Purchase Agreement were not true and correct in all material respects as of the date of signing nor as of the date of closing of the issuance of the Original Notes and the Exchange Notes. Magna has notified the Company of its election of its rights to declare the entire outstanding principal amount and other amounts outstanding under the Exchanged Notes to accelerate and to become immediately due and payable and has demanded payment in the amount of $6,491,091.50 to be made to Magna no later than June 25, 2015.
The Company emphatically disagrees with Magna’s claims that an event of default has occurred and asserts that no event of default has occurred or is continuing, and consequently the demand for payment is invalid. Additionally, Company management is not aware of any facts that could result in a breach of the representations and warranties contained in the Exchange Agreement and in the Securities Purchase Agreement relating to the Original Notes and the Exchanged Notes. Company management will explore all potential claims it may have against Magna, including claims for injurious falsehood and tortious interference with the Company’s business relations, both of which allow the Company to pursue its actual damages and punitive damages. The Company may also seek a declaration from a court of law that no event of default has occurred. The Company has invited Magna to immediately reconsider and to rescind its Notice of Default and request for payment.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMEDICA CORPORATION

Date: June 25, 2015	/s/ Ty Lombardi
Ty Lombardi Vice President, Finance and Principal Accounting Officer